4th Quarter Supplemental Information January 20, 2022 1

Specific Industry Summary As of December 31, 2021 (1) Amounts exclude PPP loans and net deferred fees/costs (2) Criticized includes all performing and non-performing loans risk rated Special Mention, Substandard and Doubtful (3) Services industry includes, but is not limited to: Landscaping, Computer Services, Day Care, Community Housing and Dry Cleaning 2 ($ in millions) Loans with Accruing Loans Total Balance Active Payment 30+ Days Non-Performing % of Portfolio PPP Industry Commitments(1) Outstanding(1) Accommodation Past Due Loans Criticized(2) Loans Hotels $389 $382 $0 0.00% 2.05% 9% $6 Restaurants $174 $165 $0 0.05% 0.71% 6% $42 Services(3) $413 $248 $0 0.15% 1.51% 4% $23 CRE Investment- Office $846 $785 $0 0.00% 0.01% 0% $0 CRE Investment- Retail $1,429 $1,371 $0 0.01% 0.04% 0% $0 CRE Investment- Multifamily $729 $630 $0 0.00% 0.05% 0% $0

Allowance for Credit Losses – Q4 2021 Change • Slight increase in Q4 2021 ACL was mainly driven by the growth in loan portfolio balances in combination with the quarterly updates to qualitative adjustments. These increases were partially offset by continued improvement in projected near-term economic variables used in the allowance for credit losses models. 3 (in millions) $107.9 $109.1 ( $1.1 ) $4.3 $4.1 ( $6.6 ) $0.5 ACL 9/30/21 Change in individual reserves Change in qualitative factors Change in portfolio balances and mix Change in economic forecast Change in other factors ACL 12/31/21

Allowance for Credit Losses – Full Year Change • During 2021, ACL declined by $56.3 million primarily driven by significant improvement in economic conditions during the year. This decline was partially offset by an increase in qualitative factors mainly related to the Company’s exposure to certain higher risk industry segments, as well as growth in the loan portfolio. 4 (in millions) $165.4 $109.1 ( $5.1 ) $19.6 $5.2 ( $67.0 ) ( $6.3 ) ( $2.7 ) ACL 12/31/20 Change in individual reserves Change in qualitative factors Change in portfolio balances and mix Change in economic forecast Annual update of forecast models Change in other factors ACL 12/31/21

Economic Forecast Comparison

Below presents a comparison of the Moody's economic forecast for local market MSA on economic factors applied in the Company's CECL calculation:

Unemployment Rate		1Q 2021	2Q 2021	3Q 2021	4Q 2021	1Q 2022	2Q 2022	3Q 2022	4Q 2022	1Q 2023	2Q 2023	3Q 2023	4Q 2023
Q4 2021 CECL	12/17/21 Forecast					4.42%	3.93%	3.61%	3.40%	3.21%	3.05%	2.94%	2.81%
Q3 2021 CECL	9/20/21 Forecast				4.81%	4.25%	3.83%	3.57%	3.40%	3.25%	3.11%	3.00%	
Q2 2021 CECL	6/21/21 Forecast			5.12%	4.59%	4.17%	3.86%	3.59%	3.42%	3.25%	3.12%		
Q1 2021 CECL	4/5/21 Forecast		5.59%	5.06%	4.60%	4.24%	4.04%	3.84%	3.66%	3.49%			
Q4 2020 CECL	12/23/20 Forecast	6.64%	6.62%	6.27%	5.96%	5.68%	5.38%	5.04%	4.69%				
YoY % Change in Business Bankruptcies													
Q4 2021 CECL	12/17/21 Forecast					-15.68%	-23.62%	-23.64%	-15.59%	-5.40%	9.26%	19.80%	21.98%
Q3 2021 CECL	9/20/21 Forecast				-14.92%	-15.40%	-20.80%	-13.77%	-3.22%	6.59%	18.08%	20.00%	
Q2 2021 CECL	6/21/21 Forecast			-6.46%	-8.21%	-0.83%	5.50%	15.14%	22.34%	21.39%	17.47%		
Q1 2021 CECL	4/5/21 Forecast		3.79%	5.26%	9.74%	19.18%	20.39%	23.10%	19.57%	12.60%			
Q4 2020 CECL	12/23/20 Forecast	-4.29%	12.66%	21.91%	35.30%	38.79%	28.64%	18.63%	8.41%				
YoY % Change in House Price Index													
Q4 2021 CECL	12/17/21 Forecast					13.25%	10.64%	7.60%	5.90%	4.31%	2.79%	2.08%	1.53%
Q3 2021 CECL	9/20/21 Forecast				10.27%	10.37%	7.47%	5.94%	4.31%	2.93%	1.75%	1.21%	
Q2 2021 CECL	6/21/21 Forecast			5.68%	4.34%	3.62%	3.43%	3.26%	2.83%	2.46%	2.00%		
Q1 2021 CECL	4/5/21 Forecast		5.58%	5.23%	4.00%	3.85%	3.71%	3.52%	3.12%	2.77%			
Q4 2020 CECL	12/23/20 Forecast	1.90%	2.18%	1.51%	1.56%	1.88%	2.42%	3.03%	3.74%				

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CECL – Q4 Methodology Assumptions 6 CECL Methodology Key Assumptions Macroeconomic Forecast Reasonable and supportable forecast period COVID-19 Qualitative adjustment - Used Moody's latest baseline forecast for the local market MSA (released on December 17). Baseline economic projections for all of the economic variables used in the CECL estimate continued to improve from the prior quarter's forecast. - Moody's current baseline projections estimate an average unemployment rate of 3.4% over the reasonable and supportable forecast period as compared to an average unemployment rate of 3.7% noted in the prior quarter's forecast. - Reasonable and supportable forecast period represents a two year economic outlook. Key macroeconomic variables - Unemployment rate - Business Bankruptcies - Case-Schiller Home Price Index - Q4 2021 CECL calculation did not incorporate any additional qualitative adjustments related to government relief stimulus or payment accomodations on expected losses. However, loan concentrations qualititative factor captures an additional adjustment to recognize elevated risk and uncertainty of certain higher risk industry segments.

Allocation of Allowance by Product Type

(in $ thousands)	December 31, 2020			September 30, 2021			December 31, 2021		
Allowance for credit losses		Amount	% of Loans Outstanding		Amount	% of Loans Outstanding		Amount	% of Loans Outstanding
Investor real estate	$	57,404	1.58%	$	35,956	0.96%	$	45,289	1.09%
Owner-occupied real estate		20,061	1.22%		11,760	0.71%		11,687	0.69%
Commercial AD&C		22,157	2.11%		28,688	2.44%		20,322	1.87%
Commercial business		46,806	2.06%		23,145	1.45%		23,170	1.56%
Total commercial	$	146,428	1.70%	$	99,549	1.22%	$	100,468	1.20%
Residential mortgage		11,295	1.02%		5,018	0.55%		5,384	0.57%
Residential construction		1,502	0.82%		656	0.36%		1,048	0.53%
Consumer		6,142	1.19%		2,697	0.60%		2,245	0.52%
Total residential and consumer	$	18,939	1.05%	$	8,371	0.54%	$	8,677	0.55%
Allowance for credit losses	**$**	**165,367**	**1.59%**	**$**	**107,920**	**1.11%**	**$**	**109,145**	**1.10%**

- Excluding PPP loans, the allowance for credit losses as a % of total loans outstanding at December 31, 2021 would increase to 1.12% and to 1.78% for the Commercial Business segment.
- Increase in investor real estate ACL during the current quarter was primarily a result of a combination of a strong loan growth along with the associated higher concentrations within certain industries. Decrease in ACL within AD&C loan segment was driven by a positive impact of improving economic environment, as well as lower exposure to higher risk industries compared to the prior quarter.

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Capital Position • Excluding PPP loans, tangible common equity to tangible assets ratio would have been 9.4% as of December 31, 2021. • The impact of our election to apply the CECL transition provision to our regulatory capital at December 31, 2021, was an increase in Common Equity Tier 1 capital of $11.5 million and an increase in the CET 1 ratio of 12 bps. • During the current quarter, the Company repurchased 1,088,172 shares of its common stock at an average price of $48.66 per share. The shares repurchased during the quarter completed the authorized repurchase of 2,350,000 shares under the current repurchase authorization. • All regulatory ratios continue to be in excess of “well-capitalized” requirements. 8 CAPITAL POSITION in $ millions 4Q21 3Q21 2Q21 1Q21 4Q20 Total Sandy Spring Bancorp shareholders' equity 1,519.7$ 1,546.1$ 1,562.3$ 1,511.7$ 1,470.0$ Common equity tier 1 capital ratio 11.9% 12.5% 12.5% 12.1% 10.6% Tier 1 capital ratio 11.9% 12.5% 12.5% 12.1% 10.6% Total risk-based capital ratio 14.6% 15.3% 15.8% 15.5% 13.9% Leverage ratio 9.3% 9.3% 9.5% 9.1% 8.9% Tangible common equity to tangible assets 9.2% 9.1% 9.3% 8.9% 8.6%

9 Subtitle Copy Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: risks, uncertainties and other factors relating to the COVID-19 pandemic, including the effect of the pandemic on our borrowers and their ability to make payments on their obligations, the effectiveness of vaccination programs, and the effect of remedial actions and stimulus measures adopted by federal, state and local governments; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non- financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2020, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. Forward Looking Statements 9